quest energy inc

Dated April 21, 2018

Greg McDonald
Red Jacket Mining, LLC
PO Box 999
Prestonsburg, KY 41653

Dear Greg:

By execution of this letter below, Red Jacket Mining, LLC ("Red Jacket") and McCoy Elkhorn Coal LLC ("MECC") acknowledge and agree the Purchase Order No. MEC20180109 ("PO") dated January 9, 2018 is hereby cancelled and each party is hereby terminated and each party is hereby released from any further obligations under or through the PO.

MECC shall concurrent with the execution of the Sublease Agreement between Colonial Coal Company, Inc. and MECC ("Sublease") pay Red Jacket the sum of $25,147.50 and within five (5) days of the execution of this letter agreement pay Red Jacket an additional sum of $13,500 ("Remaining Payment").

This termination letter is only effective upon the execution of the Sublease. The Remaining Payment is due Colonial Coal Company, Inc. for royalties which have accrued under or through an existing sublease and are intended to cure an existing default. In the event, the Remaining Payment is not paid by MECC when due as set forth herein, Colonial shall have the right to cancel the Sublease.

Sincerely,

Thomas M. Sauve
President, McCoy Elkhorn Coal LLC
President, Quest Energy Inc.

Agreed & Accepted by:

Red Jacket Mining, LLC

By: Greg B. McDonald
Name: Greg B. McDonald
Title: Member
Date: 4-21-18